EXHIBIT 99.9
                                                                    ------------


           STAIRMASTER SPORTS/MEDICAL PRODUCTS, INC. AND SUBSIDIARIES

                             (DEBTOR-IN-POSSESSION)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 2001 (UNAUDITED)

                                                                    2000                2001
                                                                ------------        ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                        $   (991,998)       $(47,122,929)

Adjustments to reconcile net loss to net cash
provided
          by/(used in) operating activities:
      Depreciation and amortization                                3,286,914           3,885,673
      Deferred income taxes                                             --               441,000
      Loss on disposal of property and equipment                        --                51,952
      Impairment loss on intangible assets                              --            30,323,635
 Changes in operating assets and liabilities:
      Accounts receivable                                         (2,661,152)          4,586,248
      Inventories                                                   (428,582)          2,212,728
      Prepaid expenses                                            (1,027,449)            387,320
      Accounts payable                                             1,254,494             (66,273)
      Customer advances                                             (477,699)           (106,079)
      Accrued liabilities                                         (1,336,095)          7,361,314
                                                                ------------        ------------

Net cash provided by/(used in) operating activities               (2,381,567)          1,954,589

CASH FLOWS FROM INVESTING ACTIVITIES:
      Additions to intangible assets                              (1,429,781)               --
      Purchase of property and equipment                          (1,071,191)           (733,047)
                                                                ------------        ------------

      Net cash used in investing activities                       (2,500,972)           (733,047)

CASH FLOWS FROM FINANCING ACTIVITIES:
      Bank overdraft                                                 110,134                --
      Proceeds from long-term debt                                 2,600,000           4,780,193
      Payments on long-term debt                                  (2,700,000)         (4,500,000)
      Financing fees paid                                               --              (663,784)
      Contribution of capital                                          3,380                --
                                                                ------------        ------------

      Net cash provided by/(used in) financing activities             13,514            (383,591)

EFFECT OF EXCHANGE RATE CHANGES ON
      CASH AND CASH EQUIVALENTS                                      600,103            (307,735)
                                                                ------------        ------------

NET INCREASE (DECREASE) IN CASH AND
      CASH EQUIVALENTS                                            (4,268,922)            530,216
                                                                                      (CONTINUED)

           STAIRMASTER SPORTS/MEDICAL PRODUCTS, INC. AND SUBSIDIARIES

                             (DEBTOR-IN-POSSESSION)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               (CONTINUED) FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                            2000 AND 2001 (UNAUDITED)


                                                                    2000                2001
                                                                ------------        ------------
CASH AND CASH EQUIVALENTS:
      Beginning of period                                          4,268,922             199,384
                                                                ------------        ------------

      End of period                                             $       -           $    729,600
                                                                ============        ============

SUPPLEMENTAL DISCLOSURES OF CASH
        FLOW INFORMATION:
    Cash paid during the period for interest                    $  2,991,671        $    796,272
                                                                                      (CONCLUDED)

See notes to consolidated financial statements.